Exhibit 10.1

Securities Purchase Agreement

This Securities Purchase Agreement (this “Agreement”), dated as of December 31, 2025, is entered into by and between Primech Holdings Ltd., a Singapore company (“Company”), and WELLE Environmental (Lux) S. a. r. I., a company incorporated under the laws of the Luxembourg, its successors and/or assigns (“Investor”).

A. Company and Investor are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. Investor desires to purchase and Company desires to issue and sell, upon the terms and conditions set forth in this Agreement a series of Convertible Promissory Notes in the aggregate principal amount of US$4,000,000 in substantially the form attached hereto as Exhibit A (collectively, the "Notes" and each a “Note”), convertible into ordinary shares in the capital of Company (the “Ordinary Shares”). The Investor shall pay the Company US$2,000,000 (“Initial Payment”) on the First Closing Date (as defined below) and the Company shall issue and sell a Note for the principal sum of US$2,000,000 (the “First Note”) to the Investor. The remaining US$2,000,000 shall be paid by the Investor to the Company after completion of the relevant domestic formalities for overseas capital remittance, in a manner and on a date (the “Subsequent Closing Date”) to be agreed between the Investor and the Company, and the Company shall issue a second Note for the principal sum of US$2,000,000 (the “Second Note”) to the Investor.

C. This Agreement, the Notes and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”. If any of the aforementioned documents is subject to the internal decision-making process of the relevant party, such relevant party shall complete the corresponding internal decision-making procedures.

D. For purposes of this Agreement: “Conversion Shares” means all Ordinary Shares issuable upon conversion of all or any portion of the Notes; and “Securities” means the Notes and the Conversion Shares.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Notes. Subject to the terms and condition set forth herein, Company shall issue and sell to Investor and Investor shall purchase from Company the Notes. In consideration thereof, Investor shall pay the Purchase Price (as defined below) to Company in the manner set out below.

1.2. Closing Date. The date of the issuance and sale of the First Note pursuant to this Agreement shall be the date all conditions set forth in Section 5 and Section 6 below have been satisfied or waived (such date being the “First Closing Date” and together with the Subsequent Closing Date, the “Closing Dates”, and each a “Closing Date”). The closing of the issuance of each Note (the “Closing”) shall occur on the applicable Closing Date by means of the exchange of electronic signatures, but shall be deemed for all purposes to have occurred at the offices of Loeb & Loeb LLP in Hong Kong.

1.3. Purchase Price. The aggregate principal amount of the Notes purchased by Investor pursuant to this Agreement shall be US$4,000,000, and the aggregate purchase price shall be equal to 100% of such principal amount (the “Purchase Price”). Each Party shall bear its own fees and expenses in connection with the negotiation, execution and consummation of the transaction contemplated hereby, and no transaction expense gross-up or reimbursement shall be payable by the Company.

1.4. Form of Payment. On the First Closing Date, Investor shall pay the Initial Payment to Company via wire transfer of immediately available funds against delivery of the First Note. On the Subsequent Closing Date, the Investor shall pay the balance amount of US$2,000,000 (the “Remaining Payment”) to the Company after the completion of the relevant domestic formalities for overseas capital remittance via wire transfer of immediately available funds against delivery of the Second Note.

1.5. Form and Ranking. The Notes shall constitute direct, senior, unsecured obligations of the Company. The Notes will rank pari passu in right of payment with all other present and future unsecured and unsubordinated indebtedness of the Company, except for obligations that are mandatorily preferred by law. The Notes will not be secured by any collateral or assets of the Company or its affiliates, nor will any guarantees be provided.

2. [Intentionally omitted.]

3.1 Company’s Representations and Warranties. Company represents and warrants to Investor that as of each Closing Date:

(i) Company is a company duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted;

(ii)Company is duly qualified to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary;

(iii) Company has registered its Ordinary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act;

(iv) Each of the Transaction Documents and the transaction contemplated hereby and thereby, have been duly and validly authorized by Company and all necessary actions have been taken;

(v) This Agreement and the other Transaction Documents have been duly executed and delivered by Company and constitute the valid and binding obligations of Company enforceable in accordance with their terms;

(vi) The execution and delivery of the Transaction Documents by Company, the issuance of the Securities in accordance with the terms hereof, and the consummation by Company of the other transaction contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Company of any of the terms or provisions of, or constitute a default under

(a)	Company’s formation documents, as currently in effect, or other applicable organizational documents,

(b)	any indenture, mortgage, deed of trust, or other material agreement or instrument to which Company is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Ordinary Shares, or

(c)	any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Company or any of Company’s properties or assets;

(vii) Except as have been obtained prior to the Closing, no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders or any lender of Company is required to be obtained by Company for the issuance of the Securities to Investor or the entering into of the Transaction Documents;

(viii) None of Company’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading;

(ix) Company has filed all reports, schedules, forms, statements and other documents required to be filed by Company with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension;

(x) Since the date of Company’s most recent audited financial statements included in its public filings, there are no liens, charges, pledges, encumbrances or other security interests over any material assets of Company or its subsidiaries other than as disclosed in such financial statements or subsequent public filings, Permitted Liens, or liens arising by operation of law that do not secure indebtedness and do not materially impair the use of such assets in the conduct of Company’s business;

(xi) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Company, threatened against or affecting Company before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person;

(xii) Company has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act;

(xiii) Company is not, nor has it been at any time in the previous twelve (12) months, a “Shell Company,” as such type of “issuer” is described in Rule 144(i)(1) under the 1933 Act;

(xiv) With respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Company to any person or entity as a result of this Agreement or the transaction contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer;

(xv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transaction contemplated hereby and Company shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees;

(xvi) Neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Company or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transaction contemplated by the Transaction Documents, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents;

(xvii) Company acknowledges that the Republic of Singapore has a reasonable relationship and sufficient contacts to the transaction contemplated by the Transaction Documents and any dispute that may arise related thereto, and that the laws of Singapore and the dispute resolution provisions set forth more specifically in Section 12.2 below (including arbitration administered by the Singapore International Arbitration Centre (“SIAC”) under the SIAC Rules, with the seat of arbitration in Singapore) shall be applicable to the Transaction Documents and the transaction contemplated therein;

(xviii) Company has 38,417,987 issued and outstanding as of the First Closing Date. Company’s Ordinary Shares are no-par value shares and there is no concept of authorized share capital or authorized share number under Singapore law. All issued Ordinary Shares have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with applicable securities laws and Company’s constitution, and no Person has any preemptive, participation, subscription or similar rights with respect to Company’s equity securities that have not been duly waived or satisfied;

(xix) Company acknowledges that Investor is not registered as a ‘dealer’ under the 1934 Act; and

(xx) Company has performed due diligence and background research on Investor and its affiliates. Company, being aware of the matters and legal issues described in subsections xix above and this subsection xx, acknowledges and agrees that such matters, or any similar matters, have no bearing on the transaction contemplated by the Transaction Documents and covenants and agrees it will not use any such information or legal theory as a defense to performance of its obligations under the Transaction Documents or in any attempt to avoid, modify, reduce, rescind or void such obligations.

3.2 Investor’s Representations and Warranties. Investor represents and warrants to Company that as of each Closing Date:

(i) Organization; Authority. Such Investor is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transaction contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Investor of the transaction contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Investor. Each Transaction Document to which it is a party has been duly executed by such Investor, and when delivered by such Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Investor, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium, administration, judicial management and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(ii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act.

(iii) Investor is not insolvent or unable to pay its debts as they fall due. No application or order has been made or resolution passed in respect of the winding-up, judicial management or administration of such Investor, nor so far as it is aware are there any circumstances in which any person would be entitled to have such Investor wound-up or placed in judicial management or administration. No person has appointed or threatened to appoint or become entitled to appoint a receiver or receiver and manager or other similar officer over its business or assets. No composition in satisfaction of the debts of such Investor, or scheme of arrangement of its affairs, or compromise or arrangement between it and its creditors and/or members or any class of its creditors and/or members, has been proposed, sanctioned or approved.

4.1 Company Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Company will at all times comply with the following covenants:

4.1.1 So long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days (as defined in the Notes) thereafter, Company will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Company, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination;

4.1.2 Company will provide to Investor, on a quarterly basis, unaudited financial statements (save except for annual audited financial statements) and key performance indicators of its operating subsidiaries engaged in the advancement of autonomous bathroom cleaning robotics and smart facilities management systems, subject to applicable securities laws and public disclosure controls;

4.1.3 When issued, the Conversion Shares will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, charges and encumbrances;

4.1.4 Company shall use reasonable best efforts to maintain the listing of its Ordinary Shares on The NASDAQ Stock Market LLC, subject to cure periods available under applicable exchange rules;

4.1.5 Company shall promptly notify Investor of any suspension or halt in trading of the Ordinary Shares on The NASDAQ Stock Market LLC and shall use reasonable best efforts to cure any such suspension or halt within any applicable exchange cure periods;

4.1.6 While any Notes remain outstanding, Company shall not: (a) enter into any equity line of credit or similar facility providing for periodic issuances of Ordinary Shares; (b) issue any convertible securities or debt instruments containing a conversion, exercise, or exchange price that is variable based on a discount to the trading price of the Ordinary Shares at the time of issuance or conversion, unless such securities contain a permanent "floor" or minimum conversion price equal to or greater than $2.00 per share (subject to standard adjustments for stock splits, dividends, and similar recapitalizations) (c) agree to any structure specifically intended to circumvent the restriction in subsection (b) by achieving a net issuance price below $2.00 per share through floating-rate mechanics; or (d) be involved in any equity financing pursuant to any transaction structure, where the net issuance price per share applicable to such equity financing is less than $2.00 (subject to standard adjustments for stock splits, dividends, and similar recapitalizations), unless the Company grants the Investor the right to convert all or any portion of the unconverted outstanding balance of this Note into Conversion Shares at a conversion price equal to such lower net issuance price. Notwithstanding the foregoing, nothing in this Section or in this Agreement shall prohibit the Company in any way to: (i) complete one or more offerings of its equity or debt securities, including but not limited to convertible notes with fixed conversion price, utilizing the Company’s registration statements declared effective by the staff of the U.S. Securities and Exchange Commission and to pay compensation that is due and payable in connection with such offering under the Company’s placement agency engagement agreement in effect as of the date of this Agreement or (ii) issue Ordinary Shares to Victory Concept Electronics Ltd and its affiliates ("Victory Concept") with an aggregate value of up to US$1,000,000 based on the market price at the time of issuance;

4.1.7 [Intentionally omitted].

4.1.8 Company shall apply the net proceeds from the issuance of the Notes as follows: (a) not less than eighty percent (80%) to its operating subsidiaries for the advancement of autonomous bathroom cleaning robotics and smart facilities management systems; and (b) the remainder for working capital and general corporate purposes consistent with Company’s public disclosures. Company shall not use any proceeds to repurchase its own shares, and under no circumstances shall Company facilitate, permit or effect any cash-out or exit in any form in connection with the issuance of the Notes;

4.1.9 Company shall, on an annual basis, maintain a ratio of total financial indebtedness to total assets of no more than 0.75 times;

4.1.10 Company and its affiliates shall not dispose of any equity interest or asset relating to its AI and robotic business without the prior written consent of the Investor during the period when a Note remains outstanding. The Investor written consent shall not be withheld unreasonably;

4.1.11 Company and its affiliates shall not be a party to any material litigation or arbitration. For purposes of this clause, “material” means any litigation or arbitration in which the amount in dispute exceeds ten percent (10%) of the aggregate principal amount of the Notes;

4.1.12 Company and its affiliates shall permit and the Investor may, no more than once per calendar year and upon at least ten (10) Business Days’ prior written notice, conduct a reasonable, non-intrusive independent audit of Company and its affiliates limited to matters reasonably related to the Notes and compliance with the covenants herein, during normal business hours and at Company’s principal offices, subject to customary confidentiality obligations; and

4.1.13 Withholding Tax. All payments of principal or interest by the Company under the Notes shall be made in United States Dollars and in immediately available funds, free and clear of any deduction or withholding for or on account of any present of future taxes, duties or charges imposed by any governmental authority, unless such deduction or withholding is required by application law. If, solely as a result of a change in applicable law occurring after each Closing Date, the Company becomes required to deduct or withhold taxes from any payment of principal or interest under the Notes, Company will be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement or transaction contemplated by the Transaction Documents such amounts as may be required to be deducted or withheld under applicable Law. To the extent that amounts are so withheld (the “Withhold Amount”), such amounts will not be treated for all purposes of this Agreement or transaction contemplated by the Transaction Documents as having been paid to the governmental authority entitled to receipt of the payment in respect of which such deduction and withholding was made by the Company, and the Company shall increase the relevant payments of principal or interest under the Notes in proportion equal to Withhold Amount.

4.2 Investor Covenants. Until all of Company’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Investor will at all times comply with the following covenants:

4.2.1 [Intentionally omitted].

4.2.2 Investor shall comply with applicable securities laws, anti-money laundering and sanctions laws in connection with its acquisition, holding and disposition of the Notes and any Conversion Shares;

4.2.3 Investor shall keep confidential any non-public information received from Company pursuant to the Transaction Documents, including autonomous bathroom cleaning robotics related key performance indicators and unaudited or audit results, and shall use such information solely for purposes of monitoring its investment and enforcing its rights under the Transaction Documents, subject to customary exceptions for disclosures required by law, regulation, stock exchange rules or to professional advisers bound by confidentiality;

4.2.4 Investor shall exercise any audit rights in a reasonable, non-disruptive manner and in accordance with Section 4.1.12, including notice, frequency and confidentiality parameters, and shall reasonably cooperate with Company to schedule and conduct any such audit;

4.2.5 Investor shall not take any action with the primary purpose of causing the delisting or suspension of trading of the Company’s Ordinary Shares on The NASDAQ Stock Market LLC; and

4.2.6 Investor shall not transfer the Notes or any related rights in violation of the Transaction Documents or applicable securities laws.

5. Conditions to Company’s Obligation to Sell. The obligation of Company hereunder to issue and sell the Securities to Investor at each Closing is subject to the satisfaction, on or before each Closing Date, of each of the following conditions:

5.1. Investor shall have executed all applicable Transaction Documents and delivered the same to Company.

5.2. Investor shall have delivered the applicable purchase price to Company.

5.3. The representations and warranties of the Investor contained in Section 3.2 hereof shall be true and accurate in all material respects as of each Closing Date (or, to the extent expressly made as of a specific date, as of such date)

6. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Notes is subject to the satisfaction, on or before each Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

6.1. Company shall have executed this Agreement and all applicable Transaction Documents and delivered the same to Investor;

6.2 Company shall have delivered to Investor a full executed Officer’s certificates evidencing Company’s approval of the Transaction Documents;

6.3 Legal opinions of Company’s Singapore Counsel and U.S. Counsel, in each case, in form and substance reasonably satisfactory to Investor;

6.4. Company shall have delivered to Investor certified copies of board resolutions authorizing the execution, delivery and performance of the Transaction Documents;

6.5 Company’s transfer agent (the “Transfer Agent”) shall have executed an Irrevocable Transfer Agent Instruction Letter;

6.6 Each Party shall have completed, to its reasonable satisfaction, all required know-your-customer and anti-money laundering checks with respect to the other Party and, where applicable, such Party's affiliates, in compliance with applicable laws and regulations; and

6.7. The representations and warranties of Company contained in Section 3.1 hereof shall be true and accurate in all material respects as of each Closing Date (or, to the extent expressly made as of a specific date, as of such date).

7. Reservation of Shares. On the date hereof, Company will reserve 3,800,000 Ordinary Shares of Company from its authorized and unissued Ordinary Shares to provide for all issuances of Conversion Shares under the Notes (the “Share Reserve”). Company shall further require its Transfer Agent (the “Transfer Agent”) to hold the Ordinary Shares reserved pursuant to the Share Reserve exclusively for the benefit of Investor and to issue such number of shares to Investor promptly upon Investor’s delivery of a Conversion Notice (as defined in the Notes) under a Note. Issuances of Conversion Shares shall comply with the Beneficial Ownership Limitation set forth in the Section 10 of this Agreement.

8. [Intentionally omitted].

9. No Shorting. During the period beginning on each Closing Date and ending on the date such Note has been repaid in full or sold by Investor to a third party that is not an affiliate of Investor, neither Investor nor any of its subsidiaries, directors, officers, employees or other affiliates has or will directly or indirectly engage in (a) any open market Short Sales of Ordinary Shares of Company, (b) enter into total-return swaps, contracts for difference or similar derivatives that provide economic exposure equivalent to a short position in the Ordinary Shares; or (c) otherwise establish, maintain or facilitate any synthetic short position referencing Company’s equity; provided, however, that unless and until Company has affirmatively demonstrated by the use of specific evidence that Investor is engaging in open market Short Sales, Investor shall be assumed to be in compliance with the provisions of this Section 9 and Company shall remain fully obligated to fulfill all of its obligations under the Transaction Documents; and provided, further, that (A) Company shall under no circumstances be entitled to request or demand that Investor either (1) provide trading or other records of Investor or of any party or (2) affirmatively demonstrate that Investor or any other party has not engaged in any such Short Sales in breach of these provisions as a condition to Company’s fulfillment of its obligations under any of the Transaction Documents, (B) Company shall not assert Investor’s or any other party’s failure to demonstrate such absence of such Short Sales or provide any trading or other records of Investor or any other party as all or part of a defense to any breach of Company’s obligations under any of the Transaction Documents, and (C) Company shall have no setoff right with respect to any such Short Sales. For the purposes hereof, and in accordance with Regulation SHO, the sale after delivery of a Conversion Notice of such number of Ordinary Shares reasonably expected to be purchased under a Conversion Notice shall not be deemed a Short Sale.

10. Beneficial Ownership Limitation. If Conversion Shares issuable in connection with a conversion notice would other cause the Investor (together with such Investor’s Affiliates, and any Person acting as a group together with such Investor or any of such Investor’s Affiliates) to beneficially own in excess of the Beneficial Ownership Limitation (as defined below), such conversion notice shall be automatically and without further action by the Company or the Investor be reduced such that the Conversion Shares issuable to such Investor do not exceed the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding. Upon receipt of a conversion notice, the Investor shall deliver the applicable subscription amount and the Company shall deliver the applicable Conversion Shares on the 1st Trading Day following receipt of the Advanced Closing Notice. Delivery of the Conversion Shares shall otherwise be made pursuant to terms of such Note.

11. OFAC; Patriot Act.

11.1. OFAC Certification. Company certifies that (i) it is not acting on behalf of any person, group, entity, or nation named by any Executive Order or the United States Treasury Department, through its Office of Foreign Assets Control (“OFAC”) or otherwise, as a terrorist, “Specially Designated Nation”, “Blocked Person”, or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by OFAC or another department of the United States government, and (ii) Company is not engaged in this transaction on behalf of, or instigating or facilitating this transaction on behalf of, any such person, group, entity or nation.

11.2. Foreign Corrupt Practices. Neither Company, nor any of its subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of Company or any subsidiary has, in the course of his actions for, or on behalf of, Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

11.3. Patriot Act. Company shall not (i) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the OFAC) that prohibits or limits Investor from making any advance or extension of credit to Company or from otherwise conducting business with Company, or (ii) fail to provide documentary and other evidence of Company’s identity as may be requested by Investor at any time to enable Investor to verify Company’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318. Company shall comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect. Upon Investor’s request from time to time, Company shall certify in writing to Investor that Company’s representations, warranties and obligations under this Section 11.3 remain true and correct and have not been breached. Company shall immediately notify Investor in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Company has a reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Company shall comply with all requirements of law and directives of governmental authorities and, at Investor’s request, provide to Investor copies of all notices, reports and other communications exchanged with, or received from, governmental authorities relating to such an event. Company shall also reimburse Investor any expense incurred by Investor in evaluating the effect of such an event on the loan secured hereby, in obtaining any necessary license from governmental authorities as may be necessary for Investor to enforce its rights under the Transaction Documents, and in complying with all requirements of law applicable to Investor as the result of the existence of such an event and for any penalties or fines imposed upon Investor as a result thereof.

12. Miscellaneous. The provisions set forth in this Section 12 shall apply to this Agreement, as well as all other Transaction Documents as if these terms were fully set forth therein; provided, however, that in the event there is a conflict between any provision set forth in this Section 12 and any provision in any other Transaction Document, the provision in such other Transaction Document shall govern.

12.1. Arbitration of Claims. The parties shall submit all Claims arising under this Agreement or any other Transaction Document or any other agreement between the parties and their affiliates or any Claim relating to the relationship of the parties to binding arbitration administered by the Singapore International Arbitration Centre (“SIAC”) in accordance with the SIAC Rules in force at the time of the arbitration. The seat (legal place) of arbitration shall be Singapore and the language of the arbitration shall be English. The tribunal shall consist of one (1) arbitrator. The parties hereby acknowledge and agree that Section 12.1 is unconditionally binding on the parties hereto and are severable from all other provisions of this Agreement. By executing this Agreement, Company represents, warrants and covenants that Company has reviewed Section 12.1 carefully, consulted with legal counsel about such provisions (or waived its right to do so), understands that Section 12.1 are intended to allow for the expeditious and efficient resolution of any dispute hereunder, agrees to the terms and limitations set forth in Section 12.1, and that Company will not take a position contrary to the foregoing representations. Company acknowledges and agrees that Investor may rely upon the foregoing representations and covenants of Company regarding Section 12.1.

12.2. Governing Law; Venue. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, and construed in accordance with, the laws of Singapore, without giving effect to any choice of law or conflict of law provision or rule that would result in the application of the laws of any jurisdiction other than Singapore. Each party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to any Transaction Document or the relationship of the parties or their affiliates shall be Singapore.

12.3. [Intentionally omitted].

12.4. Calculation Disputes. Notwithstanding Section 12.1, in the case of a dispute as to any determination or arithmetic calculation under the Transaction Documents, including without limitation, calculating the outstanding balance, Conversion Price, Conversion Shares (as defined in the Notes) (each, a “Calculation”), Company or Investor (as the case may be) shall submit any disputed Calculation via email with confirmation of receipt (i) within two (2) Trading Days after receipt of the applicable notice giving rise to such dispute to Company or Investor (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after Investor learned of the circumstances giving rise to such dispute. If Investor and Company are unable to agree upon such Calculation within two (2) Trading Days of such disputed Calculation being submitted to Company or Investor (as the case may be), then Investor will promptly submit via email the disputed Calculation to Unkar Systems, Inc. (“Unkar Systems”). Investor shall cause Unkar Systems to perform the Calculation and notify Company and Investor of the results no later than ten (10) Trading Days from the time it receives such disputed Calculation. Unkar Systems’ determination of the disputed Calculation shall be binding upon all parties absent demonstrable error. Unkar Systems’ fee for performing such Calculation shall be paid by the incorrect party, or if both parties are incorrect, by the party whose Calculation is furthest from the correct Calculation as determined by Unkar Systems. In the event Company is the losing party, no extension of the Delivery Date (as defined in the Note) shall be granted and Company shall incur all effects for failing to deliver the applicable shares in a timely manner as set forth in the Transaction Documents. Notwithstanding the foregoing, Investor may, in its sole discretion, designate an independent, reputable investment bank or accounting firm other than Unkar Systems to resolve any such dispute and in such event, all references to “Unkar Systems” herein will be replaced with references to such independent, reputable investment bank or accounting firm so designated by Investor.

12.5. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

12.6. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

12.7. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

12.8. Entire Agreement. This Agreement, together with the other Transaction Documents, contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents between Company and Investor, or any affiliate thereof, related to the transaction contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Company and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

12.9. Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

12.10. Notices. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of: (i) the date delivered, if delivered by personal delivery as against written receipt therefor or by email to an executive officer named below or such officer’s successor (with successful transmission confirmation which is kept by sending party), (ii) the earlier of the date delivered or the third Trading Day after deposit, postage prepaid, in the United States Postal Service by certified mail or with an international courier, or (iii) the earlier of the date delivered or the third Trading Day after mailing by express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by five (5) calendar days’ advance written notice similarly given to each of the other parties hereto):

If to Company:

Primech Holdings Ltd.

Attn: Kin Wai Ho

23 Ubi Crescent

Singapore 408579

With a copy to (which copy shall not constitute notice):

Loeb & Loeb LLP

Attn: Lawrence Venick

345 Park Avenue,

New York, NY

If to Investor:

WELLE Environmental (Lux) S. a. r. I.,

Attn: LI Yao

19 Rue de Bitbourg, 1273, Luxembourg

With a copy to (which copy shall not constitute notice):

Allbright Law Offices

Attn:YUAN Jia Ni

Floor 23, Tower 1, Excellence Century Center,

Fuhua 3rd Road, Futian District, Shenzhen

12.11. Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Company’s consent thereto. Company may not assign its rights or obligations under this Agreement or delegate its duties hereunder, whether directly or indirectly, without the prior written consent of Investor, and any such attempted assignment or delegation shall be null and void.

12.12. Survival. The representations and warranties of Company and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Company agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Company of any of its material representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

12.13. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transaction contemplated hereby.

12.14. Investor’s Rights and Remedies Cumulative. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient.

12.15. Attorneys’ Fees and Cost of Collection. In the event any suit, action or arbitration is filed by either party against the other to interpret or enforce any of the Transaction Documents, the unsuccessful party to such action agrees to pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees incurred therein, including the same with respect to an appeal. The “prevailing party” shall be the party in whose favor a judgment is entered, regardless of whether judgment is entered on all claims asserted by such party and regardless of the amount of the judgment; or where, due to the assertion of counterclaims, judgments are entered in favor of and against both parties, then the arbitrator shall determine the “prevailing party” by taking into account the relative dollar amounts of the judgments or, if the judgments involve nonmonetary relief, the relative importance and value of such relief. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Notes are placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Notes or to enforce the provisions of the Notes, or (ii) there occurs any bankruptcy, reorganization, receivership of Company or other proceedings affecting Company’s creditors’ rights and involving a claim under the Notes; then Company shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, reasonable attorneys’ fees, expenses, deposition costs, and disbursements.

12.16. Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

12.17. Waiver of Jury Trial. Each party to this Agreement irrevocably waives any and all rights such party may have to demand that any action, proceeding or counterclaim arising out of or in any way related to this Agreement, any other Transaction Document, or the relationships of the parties hereto be tried by jury. This waiver extends to any and all rights to demand a trial by jury arising under common law or any applicable statute, law, rule or regulation. Further, each party hereto acknowledges that such party is knowingly and voluntarily waiving such party’s right to demand trial by jury.

12.18. Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

12.19. Voluntary Agreement. Each Party has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for such Party to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Each Party has had the opportunity to seek the advice of an attorney of Company’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by the other Party or anyone else.

12.20. Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Company’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the undersigned Investor and Company have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

WELLE ENVIRONMENTAL (LUX) S. A. R. I.

By:	/s/ LI Yao
LI Yao

COMPANY:

Primech Holdings Ltd.

By:	/s/ Kin Wai Ho
Kin Wai Ho, Chief Executive Officer and Director

[Signature Page to Securities Purchase Agreement]

ATTACHED EXHIBITS:

Exhibit A	Note